As filed with the Office of the Securities and Exchange Commission on June 18, 2002

                                                       Registration No. 33-39940
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             ------------------------------------------------------
                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   F&M BANCORP
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           MARYLAND                                   52-1316473
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)

       110 THOMAS JOHNSON DRIVE, FREDERICK, MARYLAND 21702 (888) 694-4170 (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                GORDON M. COOLEY
                          SECRETARY AND GENERAL COUNSEL
                                   F&M BANCORP
               110 THOMAS JOHNSON DRIVE, FREDERICK, MARYLAND 21702
                                 (888) 694-4170
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                EXPLANATORY NOTE

This Registration Statement (No. 33-39940) as originally filed related to the offering of 50,000 shares of F&M Bancorp Common Stock issuable under the F&M Bancorp Dividend Reinvestment and Stock Purchase Plan, which has since been increased to 63,814 shares due to stock dividends.

This Post-Effective Amendment No. 1 is being filed for the purposes of amending and restating the Dividend Reinvestment and Stock Purchase Plan to, among other things, add an open-enrollment feature and streamline the Plan. The registration fees in respect of the common stock registered under File No. 33-39940 were paid at the time of the original filing of the Registration Statement on Form S-3.

                                   PROSPECTUS

[LOGO]
                                   F&M BANCORP
                 DIRECT PURCHASE AND DIVIDEND REINVESTMENT PLAN

                          63,814 Shares of Common Stock

This Prospectus relates to 63,814 shares of F&M Bancorp's Common Stock, par value $5.00 per share, to be issued under the Direct Purchase and Dividend Reinvestment Plan ("Plan"). The Plan amends and restates F&M Bancorp's Dividend Reinvestment and Stock Purchase Plan dated April 11, 1991.

The Plan provides participants with a convenient and economical method of purchasing shares of Common Stock and reinvesting cash dividends paid on Common Stock in additional shares of Common Stock. Participation in the Plan is open to any registered holder of Common Stock and to any person who becomes a registered holder of Common Stock by enrolling in the Plan, paying a one-time account set-up fee of $10 and making an initial investment of at least $250.00. Beneficial owners of Common Stock whose shares are registered in names other than their own are not eligible until they become stockholders of record.

Participants in the Plan may elect to have the cash dividends paid on all or a portion of their shares of Common Stock automatically reinvested in additional shares of Common Stock without any charges for brokerage commissions or fees. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.

Shares of Common Stock purchased by participants in the Plan may be newly issued or, at F&M Bancorp's option, shares purchased in the open market or in negotiated transactions. Newly issued shares of Common Stock are purchased from F&M Bancorp at the market price on the applicable investment date. The price of Common Stock purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased. Common Stock is currently quoted and traded on The Nasdaq National Market under the symbol "FMBN." On June 17, 2002 the last reported sale price of Common Stock was $31.10 per share.

A complete description of the Plan begins on page 3 of this Prospectus. Shares of Common Stock offered pursuant to the Plan to persons who are not currently stockholders of F&M Bancorp are offered through Wells Fargo Shareowner Services.

An investment in Common Stock through the Plan has the same market risks as any other investment in Common Stock. See the risk factors listed in Item 1 of F&M Bancorp's Annual Report on Form 10-K for the year ended December 31, 2001. PLEASE READ THIS PROSPECTUS AND THE RISK FACTORS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSIT OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF F&M BANCORP, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

                  The date of this Prospectus is June 18, 2002.

                              AVAILABLE INFORMATION

F&M Bancorp is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which means that it is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). These Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document filed by F&M Bancorp with the Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

F&M Bancorp has filed a registration statement on Form S-3 (File No. 33-39940), as amended (the "Registration Statement") with the Commission registering under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock offered under the Plan. This Prospectus is part of the Registration Statement. As allowed by the Commission's rules, this Prospectus does not contain all of the information that you can find in the Registration Statement or the exhibits to the Registration Statement. The Commission allows F&M Bancorp to "incorporate by reference" into this Prospectus the information it has filed with the Commission. The information incorporated by reference is an important part of this Prospectus, and the information that F&M Bancorp files subsequently with the Commission will automatically update this Prospectus. Statements contained in this Prospectus concerning that information are necessarily summaries of that information, and each statement is qualified in its entirety by reference to the applicable source of that information filed with the Commission. The historical and future information that is incorporated by reference in this Prospectus is considered to be part of this Prospectus and can be obtained at the locations described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by F&M Bancorp as part of the Registration Statement pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

         o Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 15, 2002, as amended by Form 10-K/A filed with the SEC on April 1, 2002;

         o Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 filed on May 14, 2002;

         o        Current Report on Form 8-K filed on April 15, 2002; and

         o The description of the Common Stock set forth F&M Bancorp's Registration Statement on Form 8-B filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

All documents filed by F&M Bancorp with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated by reference in, and deemed a part of, this Prospectus from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such




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

statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

F&M Bancorp will provide without charge to each person to whom this Prospectus is delivered (including any beneficial owner of shares of Common Stock), on the request of such person, a copy of any or all of the foregoing documents incorporated by reference in this Prospectus (other than certain exhibits to such documents). Written or telephone requests should be directed to F&M Bancorp, Attention: Corporate Treasurer, 110 Thomas Johnson Drive, P.O. Box 518, Frederick, Maryland 21705, telephone (301) 694-4000.

                                   F&M BANCORP

F&M Bancorp is a registered bank holding company organized under the laws of Maryland in 1983. Through its subsidiaries and affiliates, F&M Bancorp provides commercial banking and bank-related services. F&M Bancorp's principal executive offices are located at 110 Thomas Johnson Drive, Frederick, Maryland 21702; its telephone number is (301) 694-4000.

F&M Bancorp provides a more detailed description of its current business and industry segments, including an overview of the regulatory environment within which its subsidiaries operate, in its Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission and incorporated by reference in this Prospectus. A copy of F&M Bancorp's most recent Annual Report on Form 10-K can be obtained without charge. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                 DIRECT PURCHASE AND DIVIDEND REINVESTMENT PLAN

                             DESCRIPTION OF THE PLAN

PURPOSES

The Plan provides participants with a convenient and economical method of systematically increasing their ownership interest in F&M Bancorp through purchases of Common Stock and the reinvestment of cash dividends in additional shares of Common Stock. F&M Bancorp may use the Plan to raise capital for general corporate purposes through the sale to participants of newly issued shares of Common Stock.

FEATURES

The Plan has the following features:

o OPEN TO NON-STOCKHOLDERS -- Persons who do not currently own shares of Common Stock may become participants in the Plan by paying an account set-up fee of $10 and making an initial investment of at least $250. Shares of Common Stock offered pursuant to the Plan to persons who are not currently stockholders of F&M Bancorp are offered through Wells Fargo Shareowner Services. See "ENROLLMENT AND PARTICIPATION -- NON-STOCKHOLDERS."

o AUTOMATIC REINVESTMENT OF DIVIDENDS -- Cash dividends paid on all or a specified percentage of shares of Common Stock are automatically reinvested in additional shares of Common Stock. See "INVESTMENTS -- DIVIDEND REINVESTMENT."



                                    3 of 17

o OPTIONAL CASH INVESTMENTS -- Participants may make optional cash investments in Common Stock of a minimum of $100 per investment up to an aggregate of $3,000 per month. Optional cash investments may be made by automatic monthly withdrawal or by check or money order. Investments are made on a monthly basis. See "CASH INVESTMENTS."

o FULL INVESTMENT OF PLAN FUNDS -- Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares are reinvested in additional shares of Common Stock. See "NUMBER OF SHARES PURCHASED."

o TRANSFER/GIFT SHARES -- Participants may purchase shares of Common Stock for others by making cash investments on their behalf. Participants may also transfer, at no cost to the participants, all or a portion of their Plan shares to a Plan account of another person. See "GIFTS OF SHARES AND SHARE TRANSFERS WITHIN THE PLAN."

o TELEPHONE TRANSACTIONS -- Participants may establish telephone privileges for their Plan accounts, enabling them to execute certain Plan orders by phone as follows:

       - Sell a portion or all of their Plan shares, but only if the current market value of the shares to be sold is $25,000 or less

       - Request a certificate for a portion or all of their Plan shares, but only if the current market value of the shares to be issued is $50,000 or less.

       - Change the amount of their monthly Automatic Cash Withdrawal investments

       - Terminate their monthly Automatic Cash Withdrawal investments

       - Change their reinvestment option (Example: Change from full reinvestment to partial reinvestment). See "ENROLLMENT AND PARTICIPATION -- TELEPHONE TRANSACTION PRIVILEGES."

o SAFEKEEPING -- Participants may deposit Common Stock certificates for safekeeping, whether or not the shares were issued under the Plan, at no cost to the participants. See "SAFEKEEPING."

o ACCOUNT STATEMENTS -- Account statements detailing each participant's Plan activities are mailed to each participant on a quarterly basis and following each Plan transaction. See "ACCOUNT STATEMENTS."

CONSIDERATIONS

You should consider the following prior to participating in the Plan:

o BROKERAGE COMMISSIONS -- F&M Bancorp will incur the cost of brokerage commissions for purchases made in the open market with cash dividends that you have elected to reinvest and optional cash investments and initial investments. If participants should choose to sell their shares through the Plan, a brokerage commission of $0.10 for each share sold will be deducted from the gross proceeds. See "BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS."

o SERVICE FEES -- Participants other than registered holders of Common Stock pay an account set-




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up fee of $10 when they enroll in the Plan. A participant who elects to sell shares through the Plan pays a service charge of $10 for each sale. See "BROKERAGE COMMISSIONS, SERVICE FESS AND OTHER COSTS."

o INVESTMENT TIMING: PRICE RISKS -- Because the prices at which Plan shares are purchased are determined as of specified dates, or as of dates otherwise beyond the control of participants, participants may lose certain advantages otherwise available from being able to select the timing of their investments. For example, because the price charged to participants for shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased over a period of up to 30 calendar days following an investment date, participants may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan. See "PRICE OF SHARES."

o NO INTEREST PENDING INVESTMENT -- No interest is paid on optional cash investments pending their investment in Common Stock. See "INVESTMENT DATES."

ADMINISTRATION

As of the date of this Prospectus, administration of the Plan is handled by Wells Fargo Shareowner Services, a division of Wells Fargo Bank Minnesota, N.A. (the "Plan Administrator"). The Plan Administrator is responsible for the clerical and ministerial administration of the Plan, including receiving initial and optional cash investments of participants, forwarding funds received from or on behalf of participants to a registered broker/dealer for purchases of Common Stock, issuing statements to participants of their Plan account activities and performing certain other administrative duties related to the Plan.

Participants may contact the Plan Administrator by writing to:

F&M Bancorp
c/o Investment Plan Services
P.O. Box 64863
St. Paul, Minnesota 55164-0863

or by telephoning the Plan Administrator toll free at (800) 468-9716 between 7:00 a.m. and 7:00 p.m., central time, on any business day. Written communications may also be sent to the Plan Administrator by telefax at (651) 552-6999.

The Plan Administrator is responsible for purchasing and selling shares of Common Stock for participants' Plan accounts, as well as the selection of the broker or dealer through which Plan purchases and sales are made. F&M Bancorp has no control over the times or prices at which the Administrator effects transactions in the open market or the selection of the broker or dealer used by the Administrator.

FORMS

o ACCOUNT AUTHORIZATION FORM. An Account Authorization Form is used to enroll in the Plan and, at the time of enrollment, authorize electronic funds transfers and telephone transaction privileges. An Account Authorization Form is enclosed with this Prospectus.

o ACCOUNT ELECTION FORM. An Account Election Form is used by enrolled participants to




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

change addresses of record, change elections with respect to dividend reinvestment and automatic cash withdrawal and investment options, and establish telephone transaction privileges.

o TRANSACTION REQUEST FORM. A Transaction Request Form is used after enrollment to request issuance of a portion of Plan shares, sell or transfer Plan shares, change automatic cash withdrawal and investment options, make optional cash investments by check or money order, deposit share certificates with the Plan Administrator, and terminate participation in the Plan. A Transaction Request Form is attached to each account statement mailed to participants. Additionally, a participant may obtain a Transaction Request Form at any time by calling the Plan Administrator at (800) 468-9716 and requesting a duplicate account statement.

ELIGIBILITY

Any person or entity, whether or not currently a registered holder of Common Stock, may participate in the Plan by enrolling in accordance with the procedures described in "Enrollment and Participation" below. F&M Bancorp reserves the right to deny, modify, suspend or terminate participation by any person or entity. See "OTHER INFORMATION -- DENIAL OR TERMINATION OF PARTICIPATION BY F&M BANCORP."

ENROLLMENT AND PARTICIPATION

Participants may enroll in the Plan at any time by completing the Account Authorization Form enclosed with this Prospectus and returning it to the Plan Administrator at the address set forth on the form.

o STOCKHOLDERS. If you are a registered holder of Common Stock, you must complete an Account Authorization Form to participate in the Plan. If you are a beneficial owner of Common Stock whose only shares are registered in the name of a bank, broker or other nominee, you must either (a) arrange for the bank, broker or nominee to register in your name the number of shares of Common Stock that you want to participate in the Plan and then enroll in the Plan by completing an Account Authorization Form, or (b) enroll in the Plan in the same manner in which a non-stockholder would register.

o NON-STOCKHOLDERS. If you are not a registered owner of Common Stock, you must complete an Account Authorization Form and pay a one-time account set-up fee of $10. You must also make an initial cash investment of at least $250. A maximum of $3,000 may be initially invested in the Plan.

o TELEPHONE TRANSACTION PRIVILEGES. Participants may establish telephone privileges for their Plan accounts by either requesting such privileges when completing the Account Authorization Form at enrollment and returning it to the Plan Administrator or, if after enrollment, by completing the appropriate section of the Account Election Form and returning it to the Plan Administrator. Once telephone privileges have been established, participants may execute the following Plan orders by telephone:

       - Sell a portion or all of their Plan shares, but only if the current market value of the shares to be sold is $25,000 or less

       - Request a certificate for a portion or all of their Plan shares, but only if the current market value of the shares to be issued is $50,000 or less.

       - Change the amount of their monthly Automatic Cash Withdrawal investments



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       - Terminate their monthly Automatic Cash Withdrawal investments

       - Change their reinvestment option (Example: Change from full reinvestment to partial reinvestment)

If you already participate in the Plan and want to establish telephone transaction privileges for your account, please call the Plan Administrator at
(800) 468-9716.

DIVIDEND REINVESTMENT

As described below, by participating in the Plan, you may have the cash dividends paid on all or a percentage of your shares of Common Stock automatically reinvested in Common Stock on the dividend payment date.

o FULL DIVIDEND REINVESTMENT. If you elect the "Full Dividend Reinvestment" option on your Account Authorization Form, the Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on all shares of Common Stock then or subsequently registered in your name and on all shares of Common Stock then or subsequently held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.

o PARTIAL DIVIDEND REINVESTMENT. If you elect the "Partial Dividend Reinvestment" option on your Account Authorization Form, you must select the percentage (from 10% to 90%, in increments of 10%) of the total number of shares of Common Stock then or subsequently registered in your name and then or subsequently held in your Plan account with respect to which you want cash dividends reinvested. The Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on the specified percentage of shares.

o CASH PAYMENTS ONLY. If you elect the "Cash Payments Only" option, you may submit Optional Cash payments to purchase shares of Common Stock. You will receive a check, or an authorized automatic deposit to your bank account, for cash dividends paid on shares registered in your name and held in certificate form and on shares acquired in your Plan account through optional cash payments.

DIVIDEND PAYMENT DATES

Dividends on Common Stock are not guaranteed but have typically been paid quarterly and most recently on the 15th day of February, May, August and November. The record dates for such dividends should be the 1st day of February, May, August and November, respectively. Thus, for example, to begin automatic reinvestment of a dividend expected to be paid on November 15 in a given year, the Plan Administrator should receive your Account Authorization Form before the first of November.

IN GENERAL, FUTURE DIVIDEND POLICY IS SUBJECT TO THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO, F&M BANCORP'S FUTURE EARNINGS, CAPITAL REQUIREMENTS, REGULATORY CONSTRAINTS, AND FINANCIAL CONDITION.




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CASH INVESTMENTS

o INITIAL CASH INVESTMENT. If you are not a registered owner of Common Stock, you must include an initial cash investment of at least $250 with your completed Account Authorization Form. You must also pay a one-time account set-up fee of $10. See "ENROLLMENT AND PARTICIPATION." Initial cash investments and payment of the account set-up fee must be made by check or money order payable to "Shareowner Services" in U.S. funds.

o OPTIONAL CASH INVESTMENTS. Participants may make optional cash investments at any time by personal check, money order or Automatic Withdrawal from a designated U.S. bank account. Participants may vary their optional cash investments from a minimum of $100 per investment up to a maximum of $3,000 per month. Initial cash investments are included in the month in which they are made for purposes of determining whether the $3,000 maximum has been reached.

o CHECK OR MONEY ORDER. Optional cash investments made by check or money order must be accompanied by a completed Transaction Request Form and received by the Plan Administrator no later than two business days prior to an investment date for an initial cash investment and one business day prior to an investment date for optional cash payments, to be invested on that investment date; otherwise, optional cash investments are held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check or money order must be payable to "Shareowner Services" in U.S. funds.

o AUTOMATIC CASH WITHDRAWAL AND INVESTMENT. In addition to making optional cash investments by check or money order, participants may authorize automatic withdrawals from designated bank accounts through the Automated Clearing House system. Participants' bank accounts are debited generally five business days prior to the investment date. Funds are invested on the investment date next following collection of the funds by the Plan Administrator. The investment date for optional cash investments will be the 15th day of the month. Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statements and in their bank account statements.

To authorize Automatic Cash Withdrawal at enrollment, a participant should complete and sign the Automatic Cash Withdrawal and Investment section of the Account Authorization Form and return it to the Plan Administrator together with a voided blank check or deposit slip for the account from which funds are to be transferred. Automatic Cash Withdrawal will begin as soon as practicable after the Plan Administrator receives the Account Authorization Form. A participant may change the amount of the monthly withdrawal or terminate monthly withdrawal altogether by completing an Account Election Form and returning it to the Plan Administrator or by contacting the Plan Administrator toll free at (800) 468-9716. To be effective with respect to a particular investment date, such change or termination request must be received by the Plan Administrator at least 15 business days prior to the investment date.

A participant may obtain the return of any cash investment upon request received by the Plan Administrator on or before the second business day prior to the date on which it is to be invested. See "INVESTMENT DATES--OPTIONAL CASH INVESTMENTS."

INVESTMENT DATES

o DIVIDEND REINVESTMENT. Cash dividends are reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date. If a participant's Account Authorization Form is received by the Plan Administrator on or




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before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If the Account Authorization Form is received by the Plan Administrator after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date.

o OPTIONAL CASH INVESTMENTS. Optional cash investments are made on the 15th day of the month, or, if the 15th is not a business day, then the next business day thereafter.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

SOURCE OF SHARES

Shares purchased by participants under the Plan are newly issued shares of Common Stock that F&M Bancorp has registered under the Securities Act or Common Stock purchased by the Plan Administrator in the open market or in negotiated transactions. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as practicable (but in no event more than 30 calendar days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. F&M Bancorp determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants. In general, F&M Bancorp expects that all Plan purchases will be effected in open market transactions.

PRICE OF SHARES

The price of newly issued shares of Common Stock is the average closing price, as reported by The Nasdaq Stock Market, for three consecutive days on which trading took place immediately preceding the investment date. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. The Plan Administrator may in its discretion commingle participants' funds for the purpose of forwarding purchase orders and may offset purchase and sale orders for the same investment date. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose any advantage otherwise available from being able to select the timing of their investment.

F&M Bancorp Common Stock is currently quoted and traded on The Nasdaq National Market under the symbol "FMBN."

BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

o ACCOUNT SET-UP. Participants who are not registered holders of Common Stock, including participants authorizing automatic monthly cash investments, are charged a one-time account set-up fee of $10. The fee must be paid by check or money order and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment.

o BROKERAGE COMMISSIONS. Participants will not pay brokerage commissions for purchases




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made with optional cash funds or dividend funds that have been elected for reinvestment. Non-stockholders will not pay brokerage commissions in connection with initial cash investments. For each share sold from a participant's Plan account, a $0.10 commission will be deducted from the gross proceeds. This commission is incurred even if a purchase or sale order is used to offset another Plan order. In general, F&M Bancorp expects that all Plan purchases and sales will be effected in open market transactions.

o SERVICE FEES. For each optional cash or dividend reinvestment transaction, participants pay no service fees. All service fees for this transaction will be paid by F&M Bancorp. Participants pay a service fee of $10 in connection with sales of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to the selling participant.

o COMMISSIONS AND FEES SUBJECT TO CHANGE. F&M Bancorp may change from time to time the amount of commissions and fees charged participants upon 30 days' prior notice to participants.

NUMBER OF SHARES PURCHASED

The number of shares that will be purchased for each participant will depend on the amount of dividends to be reinvested, voluntary cash investments, or both, in a participant's Plan account and the applicable purchase price of the Common Stock. Each participant's Plan account will be credited with that number of shares, including any fractional interest computed to three (3) decimal places, equal to the total amount to be invested divided by the applicable purchase price as described above. See "PRICE OF SHARES."

ACCOUNT STATEMENTS

The Plan Administrator maintains an account for each Plan participant and sends quarterly account statements to each participant as soon as practicable after each dividend reinvestment. If a participant makes an optional cash investment, an account statement will be delivered as soon as practicable after the investment is made. Statements are also mailed after any transfer, sale or withdrawal of Plan shares. The account statements provide participants with records of their purchases and sales, and they should be retained for tax purposes. Each account statement is accompanied by a Transaction Request Form.

SHARE CERTIFICATES

Plan purchases are credited to each participant's account and shown on the participant's account statement. Participants do not receive certificates for their Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces F&M Bancorp's administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Transaction Request Form to the Plan Administrator or contacting the Plan Administrator toll free at (800) 468-9716. Any remaining full and fractional shares continue to be credited to participants' accounts. Certificates for fractional shares are not issued under any conditions.

SAFEKEEPING

At any time beginning with enrollment in the Plan, participants may deposit with the Plan Administrator certificates representing shares of Common Stock, whether or not the shares were acquired under the Plan, at no cost to participants. To use this service, participants must send their certificates to the Plan Administrator with a properly completed Account Authorization Form or Transaction Request Form.




                                    10 of 17

Shares represented by certificates deposited with the Plan Administrator are credited to participants' accounts and thereafter are treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificated shares deposited with the Plan Administrator.

F&M Bancorp strongly recommends that participants use registered or certified mail to mail their certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, participants bear the full risk of loss, regardless of the mailing method used, in the event the certificates are lost during transit to the Plan Administrator.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

GIFTS OF SHARES AND SHARE TRANSFERS WITHIN PLAN

Participants may purchase shares of Common Stock for others by making cash investments on their behalf. To do this, you need only complete an Account Authorization Form in the name of the recipient and return the completed form to the Plan Administrator together with the one-time account set-up fee of $10 and an initial investment of at least $250.

Plan shares also may be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, participants must complete a Transaction Request Form and return the completed Transaction Request Form, together with an executed stock assignment, to the Plan Administrator. The signature of the transferring participant on the stock assignment must be Medallion guaranteed by an eligible financial institution. Assignments of Common Stock can be obtained from the Plan Administrator. If the person to whom the shares are gifted or transferred is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan.

Participants may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by the Plan Administrator.

SALE OF SHARES

Participants may sell some or all of their Plan shares by submitting the appropriate information on the Transaction Request Form or by submitting a written request to the Plan Administrator. A participant may also sell Plan shares by contacting the Plan Administrator toll free at (800) 468-9716, but only if (a) the current market value of the shares requested to be sold is $25,000 or less, and (b) the participant has previously authorized telephone transactions. The Plan Administrator may match or offset participants' sales orders against one or more purchase orders of other participants in the Plan. If not offset, the Plan Administrator executes the order on behalf of the participant in the open market or in negotiated transactions as soon as practicable after receipt of the participant's request. The Plan Administrator may sell Plan shares to F&M Bancorp. After settlement of the sale, the Plan Administrator will send the participant a check for the net proceeds of the sale. The proceeds received by the participant are based on the weighted average price at which the shares were sold less brokerage commissions, service fees charged by the Plan Administrator, and applicable transfer taxes.




                                    11 of 17

TERMINATION

Participants may terminate their participation in the Plan by submitting the appropriate information on a Transaction Request Form or by submitting a written request to the Plan Administrator. A participant may also terminate his or her participation in the Plan by contacting the Plan Administrator toll free at
(800) 468-9716, but only if (a) the current market value of a participant's Plan account is $25,000 or less, and (b) the participant has previously authorized telephone transactions. Termination requests must be received by the Plan Administrator before the record date to be effective as to the next cash dividend. In addition, termination requests of participants making optional cash investments by Automatic Cash Withdrawal must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

Upon termination of a participant's participation in the Plan, unless the participant has requested on the Transaction Request Form that some or all Plan shares be sold, the Plan Administrator will send the participant a certificate representing the number of full shares in the participant's Plan account and a check in the amount of the market value of any fractional share. If a participant so requests on the Transaction Request Form, the Plan Administrator will sell some or all Plan shares on behalf of the participant. After settlement of the sale, the Plan Administrator will send the participant a check in the amount of the net proceeds of the sale. The net proceeds received by the participant are based on the weighted average price at which the shares were sold less brokerage commissions, fees charged by the Plan Administrator, and applicable transfer taxes.

After termination, previous participants may re-enroll in the Plan by submitting a new Account Authorization Form and complying with all other enrollment procedures. See "ENROLLMENT AND PARTICIPATION." In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, F&M Bancorp reserves the right to deny participation in the Plan to previous participants who F&M Bancorp or the Plan Administrator believes have been excessive in their enrollment and termination.

OTHER INFORMATION

o STOCK DIVIDENDS AND STOCK SPLITS. Shares issued by F&M Bancorp to participants due to stock dividends or stock splits will be credited to the participant's account and not mailed or delivered directly to the participants. Cash dividends paid on the shares issued as stock dividends or stock splits are automatically reinvested in accordance with the dividend reinvestment option then in effect.

o DIVIDEND AND VOTING RIGHTS. Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of Common Stock purchased on or within two business days prior to a dividend record date are considered "ex-dividend" and therefore not entitled to payment of that dividend.

o VOTING OF PLAN SHARES. For each meeting of stockholders, participants receive proxy materials that allow them to vote their Plan shares by proxy. Alternatively, participants can elect to vote their Plan shares in person at the meeting.

o LIMITATION OF LIABILITY. In administering the Plan, neither F&M Bancorp, the Plan Administrator nor the Independent Agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices or




                                    12 of 17
times at which shares are purchased or sold, or (c) as to the value of the shares acquired for participants. F&M Bancorp reserves the right to interpret and regulate the Plan as it deems necessary or advisable in connection with the Plan's operations.

o MODIFICATION OR TERMINATION OF THE PLAN. F&M Bancorp may suspend, modify or terminate the Plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Plan by F&M Bancorp, each affected participant will receive a certificate for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

o DENIAL OR TERMINATION OF PARTICIPATION BY F&M BANCORP. At the direction of F&M Bancorp, the Plan Administrator may terminate a participant's participation in the Plan if the participant does not own at least one full share in the participant's name or held through the Plan. F&M Bancorp also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent F&M Bancorp deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants whose participation in the Plan is terminated will receive certificates for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

FEDERAL INCOME TAX CONSEQUENCES AND INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

o DIVIDEND INCOME. Reinvested dividends are treated for federal income tax purposes in the same manner as if the participant had received the dividends in cash on the applicable dividend payment date. Brokerage commissions paid by F&M Bancorp on behalf of a participant are treated as taxable dividend income to the participant and reported accordingly.

o COST BASIS OF SHARES. For federal income tax purposes, the cost basis of shares purchased in open market transactions with reinvested dividends or optional cash investments is the purchase price of the shares plus any brokerage commissions paid by F&M Bancorp in connection with reinvested dividends, or brokerage commissions paid by the participant in connection with optional cash investments.

o GAINS AND LOSSES FROM THE SALE OF SHARES. Participants do not realize any taxable income from the issuance of certificates representing Plan shares. Participants may realize gain or loss, however, at the time the shares are sold by the Plan Administrator or by the participants after withdrawal of the shares from the Plan. The amount of realized gain or loss, if any, is based on the difference between the amount the participant receives for the shares and the cost basis of the shares.



                                    13 of 17

o IRS REPORTS. The Plan Administrator reports dividend income to participants and the IRS on Form 1099-DIV.

The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B.

o DIVIDENDS SUBJECT TO WITHHOLDING. A participant's dividends are subject to federal income tax withholding if the participant fails to provide a taxpayer identification number to the Plan Administrator. Dividends of participants residing in certain foreign countries may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the dividend income.

                                 USE OF PROCEEDS

The proceeds from the sales, if any, of newly issued shares of Common Stock pursuant to the Plan are expected to be used for general corporate purposes. F&M Bancorp has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold.

                                  LEGAL MATTERS

The validity of the shares of Common Stock offered offering hereby will be passed upon by passed upon by Gordon M. Cooley, Esquire, General Counsel and Secretary of F&M Bancorp. As of the date of this Prospectus, Mr. Cooley beneficially owned 15,378 shares of Common Stock, and he held vested options to purchase 11,399 shares of Common Stock and unvested options to purchase 4,788 shares of Common Stock.

                                     EXPERTS

The consolidated financial statements of F&M Bancorp and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, incorporated by reference herein, have been incorporated herein in reliance upon the report of Arthur Andersen LLP, independent certified public accountants ("Andersen"), incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. F&M Bancorp has been unable, after reasonable efforts, to obtain Andersen's written consent to its being named in this Prospectus as having certified the consolidated financial statements of F&M Bancorp, which are incorporated by reference herein as required by Section 7 of the Securities Act, and F&M Bancorp has, therefore, dispensed with the requirement to file Andersen's consent in reliance on Rule 437a promulgated under the Securities Act. As a result, your ability to assert claims against Andersen may be limited. Furthermore, because F&M Bancorp has been unable to obtain the written consent of Andersen, you will not be able to recover against Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.




                                    14 of 17

                                 INDEMNIFICATION

The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director. In addition, the Maryland General Corporation Law permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses (including attorney's fees) incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

F&M Bancorp has provided for indemnification of its directors, officers, employees, and agents in Article Eighth, Section (5) of its charter. This provision reads as follows:

                  (5) The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law; (b) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

The Maryland General Corporation Law also authorizes a Maryland corporation to limit by provision in its charter the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent that
(i) the director or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

F&M Bancorp has limited the liability of its directors and officers for money damages in Article Eighth, Section (6) of its charter. This provision reads as follows:




                                    15 of 17

                  (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

As permitted under Section 2-418 (k) of the Maryland General Corporation Law, F&M Bancorp has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not F&M Bancorp would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                                    16 of 17

                                TABLE OF CONTENTS


Available Information.........................................................2
Incorporation of Certain Documents by Reference...............................2
F&M Bancorp...................................................................3
Description of the Plan.......................................................3
Use of Proceeds..............................................................14
Legal Matters................................................................14
Experts......................................................................14
Indemnification..............................................................15


NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF F&M BANCORP SINCE THE DATE HEREOF. NO DEALER, BROKER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WELLS FARGO. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

PROSPECTUS




[LOGO]




DIRECT PURCHASE AND DIVIDEND REINVESTMENT PLAN

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the registrant in connection with the offering of the Shares being registered hereby. All amounts shown are estimates.

         SEC Registration Fee................................... $          220
         Blue Sky Fees..........................................          8,000
         Printing and Mailing Cost..............................          6,600
         Legal Fees and Expenses................................         12,000
         Accounting Services....................................            150
         Administrative and Transfer Agent's Fees...............          6,000
         Miscellaneous Expenses.................................          2,000

                  Total......................................... $       34,970
                                                                         ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

         (a) The act or omission of the director was material to the matter giving rise to such proceeding and

                  (i)      was committed in bad faith or

                  (ii)     was the result of active and deliberate dishonesty;

         (b) The director actually received an improper personal benefit in money, property, or services; or

         (c) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.

         In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

         The Maryland General Corporation Law additionally permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received:

         (a) A written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

         (b) A written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         F&M Bancorp has provided for indemnification of its directors, officers, employees, and agents in Article Eighth, Section (5) of its charter. This provision reads as follows:

                  (5) The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law; (b) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its charter the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent:

         (a) The director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

         (b) A judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         F&M Bancorp has limited the liability of its directors and officers for money damages in Article Eighth, Section (6) of its charter. This provision reads as follows:

                  (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the

         Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         As permitted under Section 2-418 (k) of the Maryland General Corporation Law, F&M Bancorp has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not F&M Bancorp would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

         Section 8(k) of the Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

ITEM 16.   EXHIBITS

Exhibit No.       Description
-----------       -----------

 4.1 Amended and Restated Articles of Incorporation of F&M Bancorp (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997)

 4.2 By-Laws of F&M Bancorp, as amended (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997)

 4.3     Direct Purchase and Dividend Reinvestment Plan (included in the
         Prospectus)

 4.4     Account Authorization Form (filed herewith)

 4.5     Account Election Form (filed herewith)

 5       Opinion of Gordon M. Cooley, Esquire (filed herewith)

23.1 Consent of Arthur Andersen LLP, independent certified public accountants (omitted pursuant to Rule 437a under the Securities Act of 1933, as amended)

23.2     Consent of Gordon M. Cooley, Esquire (contained in Exhibit 5)

99 Letter to Participants relating to the Direct Purchase and Dividend Reinvestment Plan (filed herewith)

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby agrees:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                  Provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland, on June 18, 2002.

                                  F&M BANCORP


                                  By: /s/ Faye E. Cannon
                                      ----------------------------------------
                                      Faye E. Cannon, PRESIDENT AND CEO



                                  By: /s/ Kaye A. Simmons
                                      ----------------------------------------
                                      Kaye A. Simmons, TREASURER

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Faye E. Cannon and Gordon M. Cooley, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                          PRINCIPAL EXECUTIVE OFFICER:


June 18, 2002                     By: /s/ Faye E. Cannon
                                      ------------------------------------------
                                      Faye E. Cannon, PRESIDENT & CEO

                    PRINCIPAL FINANCIAL & ACCOUNTING OFFICER:


June 18, 2002                          By: /s/ Kaye A. Simmons
                                           -------------------------------------
                                           Kaye A. Simmons, TREASURER

                      A MAJORITY OF THE BOARD OF DIRECTORS:


June 18, 2002                          By: /s/ R. Carl Benna
                                           -------------------------------------
                                           R. Carl Benna, DIRECTOR AND CHAIRMAN
                                           OF THE BOARD


June 18, 2002                          By: /s/ Howard B. Bowen
                                           -------------------------------------
                                           Howard B. Bowen, DIRECTOR


June 18, 2002                          By:
                                           -------------------------------------
                                           Beverly B. Byron, DIRECTOR


June 18, 2002                          By: /s/ Faye E. Cannon
                                           -------------------------------------
                                           Faye E. Cannon, DIRECTOR


June 18, 2002                          By: /s/ Albert H. Cohen
                                           -------------------------------------
                                           Albert H. Cohen, DIRECTOR


June 18, 2002                          By: /s/ Maurice A. Gladhill
                                           -------------------------------------
                                           Maurice A. Gladhill, DIRECTOR


June 18, 2002                          By: /s/ Howard E. Harrison, III
                                           -------------------------------------
                                           Howard E. Harrison, III, DIRECTOR


June 18, 2002                          By: /s/ Charles W. Hoff, III
                                           -------------------------------------
                                           Charles W. Hoff, III, DIRECTOR


June 18, 2002                          By: /s/ Donald R. Hull
                                           -------------------------------------
                                           Donald R. Hull, DIRECTOR


June 18, 2002                          By: /s/ James K. Kluttz
                                           -------------------------------------
                                           James K. Kluttz, DIRECTOR


June 18, 2002                          By: Richard W. Phoebus, Sr.
                                           -------------------------------------
                                           Richard W. Phoebus, Sr., DIRECTOR



June 18, 2002                          By: /s/ Thomas R. Winkler
                                           -------------------------------------
                                           Thomas R. Winkler, DIRECTOR

                                  EXHIBIT INDEX

Exhibit No.       Description

 4.1 Amended and Restated Articles of Incorporation of F&M Bancorp (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997)

 4.2 By-Laws of F&M Bancorp, as amended (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997)

 4.3     Direct Purchase and Dividend Reinvestment Plan (included in the
         Prospectus)

 4.4     Account Authorization Form (filed herewith)

 4.5     Account Election Form (filed herewith)

 5       Opinion of Gordon M. Cooley, Esquire (filed herewith)

23.1 Consent of Arthur Andersen LLP, independent certified public accountants (omitted pursuant to Rule 437a under the Securities Act of 1933, as amended)

23.2     Consent of Gordon M. Cooley, Esquire (contained in Exhibit 5)

99 Letter to Participants relating to the Direct Purchase and Dividend Reinvestment Plan (filed herewith)